EXHIBIT 16.1

SADLER, GIBB & ASSOCIATES, L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Registered with the Public Company

Accounting Oversight Board

November 22, 2011

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Northumberland Resources, Inc.
Commission File Number 333-165373

Dear Sirs:

We are not in agreement with the statements being made by Northumberland Resources, Inc. in its Form 10-Q dated November 21, 2011 as they were not reviewed by the firm prior to issuance.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Sadler, Gibb & Associates